EX-99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware VIP® Trust of our report dated February 28, 2020, relating to the financial statements and financial highlights, which appear in Delaware VIP International Series’ Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Service Providers,” “Representations and Warranties by each Acquired Trust,” “Representations and Warranties by each Acquiring Trust” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 28, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Delaware VIP® Trust of our report dated February 21, 2020, relating to the financial statements and financial highlights, which appear in Delaware VIP International Value Equity Series’ Annual Report on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Service Providers,” “Representations and Warranties by each Acquired Trust,” “Representations and Warranties by each Acquiring Trust” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
September 28, 2020